                                                                    EXHIBIT 25.2

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1

                           Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                     of a Corporation Designated to Act as
                                    Trustee

                     Check if an Application to Determine
                 Eligibility of a Trustee Pursuant to Section
                           305(b)(2) _______________

                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

        Illinois                                        36-1194448
(State of Incorporation)                    (I.R.S. Employer Identification No.)


               111 West Monroe Street, Chicago, Illinois  60603
                    (Address of principal executive offices)


              Keith R. Richardson, Harris Trust and Savings Bank,
               111 West Monroe Street, Chicago, Illinois  60603
                                 312-461-2647
          (Name, address and telephone number for agent for service)


                  The CIT Group Securitization Corporation II
                               (Name of obligor)

        Delaware                                        22-3328188
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                  The CIT Group Securitization Corporation II
                                 650 CIT Drive
                            Livingston, N.J. 07039
                   (Address of principal executive offices)

                            Asset Backed Securities
                        (Title of indenture securities)

1.   GENERAL INFORMATION. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.


           Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

           Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

           The Obligor is not an affiliate of the Trustee.

3. thru 15.

           NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

        A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2. A copy of the existing by-laws of the Trustee.

        A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Hillenbrand Industries, Inc., File No. 33-44086, and is incorporated herein by reference.

     3. The consents of the Trustee required by Section 321(b) of the Act.

(included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

(included as Exhibit B on Page 3 of this statement)

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of July, 1996.

HARRIS TRUST AND SAVINGS BANK

By:  /s/ Keith R. Richardson
   -----------------------------------
      Keith R. Richardson
      Trust Officer

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Saving Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By:  /s/ Keith R. Richardson
   ---------------------------------
      Keith R. Richardson
      Trust Officer

                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of March 31, 1996, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                              [LOGO]  HARRIS BANK

                         Harris Trust and Savings Bank
                            111 West Monroe Street
                            Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on March 31, 1996, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                        Bank's Transit Number 71000288

                                                                                     THOUSANDS
                                     ASSETS                                          OF DOLLARS
Cash and balances due from depository institutions:
            Non-interest bearing balances and currency and                                  $971,800
coin..............................
            Interest bearing
balances.......................................................                             $508,198
Securities...................................................................
a. Held-to-maturity securities                                                                    $0
b. Available-for-sale securities                                                          $2,925,091
Federal funds sold and securities purchased under agreement to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
             Federal funds                                                                  $304,450
sold...........................................................
             Securities purchased under agreements to                                             $0
resell...................................
Loans and lease financing receivables:
             Loans and leases, net of unearned                               $7,653,290
income...........................................
             LESS:  Allowance for loan and lease                                $97,833
losses........................................                           -------------------

             Loans and leases, net of unearned income, allowance, and reserve
             (item 4.a minus                                                              $7,555,457
4.b)...........................................................
Assets held in trading accounts..............................................               $107,161
Premises and fixed assets (including capitalized leases)....................                $139,122
Other real estate owned......................................................                   $203
Investments in unconsolidated subsidiaries and associated companies..........                   $200
Customer's liability to this bank on acceptances outstanding.................                $71,355
Intangible assets............................................................                $18,251
Other assets.................................................................               $474,460
                                                                               ----------------------
TOTAL ASSETS                                                                             $13,075,748
                                                                               ======================

                                  LIABILITIES

Deposits:
    In domestic offices...................................................                                 $4,830,361
             Non-interest                                                              $2,390,307
bearing..............................................
             Interest                                                                  $2,440,054
bearing.........................................................
    In foreign offices, Edge and Agreement subsidiaries, and IBF's........                                 $2,990,031
             Non-interest                                                                 $71,451
bearing..............................................
             Interest                                                                  $2,918,580
bearing..................................................
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
      Federal funds purchased..........................................................                      $882,146
      Securities sold under agreements to repurchase...................................                    $2,020,913
Trading Liabilities                                                                                           $66,711
Other borrowed money:..................................................................
a. With remaining maturity of one year or less                                                               $897,852
b. With remaining maturity of more than one year                                                              $11.520
Bank's liability on acceptances executed and outstanding                                                      $71,355
Subordinated notes and debenutres......................................................                      $295,000
Other liabilities......................................................................                      $186,774
                                                                                              --------------------------
TOTAL LIABILITIES                                                                                         $12,252,663
                                                                                              ==========================


                                EQUITY CAPITAL
Common stock...........................................................................                      $100,000
Surplus................................................................................                      $275,000
a. Undivided profits and capital reserves..............................................                      $470,392
b. Net unrealized holding gains (losses) on available-for-sale securities                                    ($22,307)
                                                                                              --------------------------

TOTAL EQUITY CAPITAL                                                                                         $823,085
                                                                                              ==========================
Total liabilities, limited-life preferred stock, and equity capital....................                   $13,075,748
                                                                                              ==========================

        I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                STEVE NEUDECKER
                                    4/30/96

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

           EDWARD W. LYMAN,
           ALAN G. McNALLY,
           MARIBETH S. RAHE

                                                                   Directors.